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                                                                       EXHIBIT 1
                             JOINT FILING AGREEMENT

   In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock, par value $.000625 per share, of International Game Technology, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 23/rd/ day of December, 1999.

                               ESL PARTNERS, L.P.

                               By:  RBS Partners, L.P., its general partner
                               By:  ESL Investments, Inc., its general partner

                                    By:    /S/ EDWARD S. LAMPERT
                                           -------------------------------
                                           Edward S. Lampert
                                           Chairman

                               ESL LIMITED

                               By:  ESL Investment Management, LLC,
                                    its investment manager

                                    By:    /S/ EDWARD S. LAMPERT
                                           -------------------------------
                                           Edward S. Lampert
                                           Managing Member

                               ESL INSTITUTIONAL PARTNERS, L.P.

                               By:  RBS Investment Management, LLC,
                                    its general partner

                                    By:    /S/ EDWARD S. LAMPERT
                                           -------------------------------
                                           Edward S. Lampert
                                           Managing Member